As filed with the Securities and Exchange Commission on July 31 , 2009
Registration No. 333-160244

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KAMAN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or Other Jurisdiction of Incorporation )	5080 (Primary Standard Industrial Classification Code Number)	06-0613548 (IRS Employer Identification Number)

1332 Blue Hills Avenue
Bloomfield, Connecticut 06002
(860) 243-7100

(Address, Including Zip Code, and Telephone Number, including area code, of Registrant's Principal Executive Offices)
________________________

Candace A. Clark, Esq.
Senior Vice President, Chief Legal Officer
and Secretary
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, Connecticut 06002
Telephone: (860) 243-7868
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
With a copy to: Willard F. Pinney, Jr., Esq. Murtha Cullina LLP CityPlace, 29th Floor 185 Asylum Street Hartford, Connecticut 06103 Telephone: (860) 240-6016

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Common Stock, par value $1.00 per share	–	–	–	–
Preferred Stock, par value $1.00 per share	–	–	–	–
Debt Securities	–	–	–	–
Warrants	–	–	–	–
TOTAL:			$200,000,000	$11,160.00 (5)

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  Securities registered hereunder may be sold separately, together or with other securities registered hereunder.

(2)
The registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $200,000,000, which may be offered from time to time in unspecified numbers at unspecified prices.  The proposed aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
The registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Previously paid on June 26, 2009.

________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY NOTE

This Amendment No. 2 is being filed in order to add an additional exhibit, exhibit number 25, in Item 16 of Part II of the Registration Statement of Kaman Corporation on Form S-3 (Registration No. 333-160244).

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration Fee Under the Securities Act of 1933	$11,160
*Legal Fees and Expenses	$30,000
*Accounting Fees and Expenses	$ 7,500
*Printing Expenses	$10,000
Stock Exchange Listing Fees	$ **
Transfer Agent Fees and Expenses	$ **
Trustee Fees and Expenses	$ **
*Miscellaneous Expenses	$10,000
Total	$68,660

*	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

**	Not currently determinable, such fees will not be determinable until such time as the Company approves the issuance of securities and determines the amount and type of securities to be issued.

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 33-771(a) of the Connecticut Business Corporation Act (“CBCA”) provides that the Company may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is a director of the Company against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Company.  For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful.  Section 33-776 of the CBCA provides that the Company may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is an officer of the Company to the same extent as if the individual was a director of the Company under Section 33-771.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.  Section 771(d) of the CBCA provides that, unless ordered by a court, the Company may not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA, or in connection with any proceeding with respect to conduct for which the director was found liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 33-772 of the CBCA requires the Company to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the Company against reasonable expenses incurred in connection with the proceeding.

Section 33-773 of the CBCA provides that the Company may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director.  The director is required to deliver a written undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification under Section 33-772 and it is ultimately determined that he or she has not met the relevant standard of conduct.

Section 33-775 of the CBCA provides that the Company shall not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in Section 33-711.  For directors, the determination and authorization required by Section 33-775 may be made by, if there are two or more disinterested directors, a majority vote of all the disinterested directors or by a majority vote of the members of a committee of two or more disinterested directors, by special legal counsel, or by the shareholders.  For officers, the determination and authorization required by Section 33-775 may be also be made by the general counsel of the Company or such other or additional officer or officers as the board of directors may specify.

Subparagraphs B and C of Article Seventh of the Amended and Restated Certificate of Incorporation of the Company provide that:

B.  Indemnification of Directors and Officers

Each director and officer of the corporation shall be indemnified by the corporation against Liabilities, as defined in Section 33-770 of the CBCA, incurred by him or her in connection with any Proceeding, as defined in Section 33-770 of the CBCA, to which he or she may be made a party by reason of being or having been a director or officer of the corporation to the fullest extent permitted by the CBCA.  The foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled.

C.  Limitation of Personal Liability.

The personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the amount of compensation received by the director for serving the corporation during the calendar year in which the violation occurred (and if the director received no such compensation from the corporation during the calendar year of the violation, such director shall have no liability to the corporation or its shareholders for breach of duty) if such breach did not:

(1)           involve a knowing and culpable violation of law by the director;
(2)	enable the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain;
(3)
show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation;

(4)	constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation; or
(5)           create liability under Section 33-757 of the CBCA.

Any repeal or modification of this Paragraph C shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Nothing contained in this Paragraph C shall be construed to deny to the directors of the corporation any of the benefits provided by subsection (d) of Section 33-756 of the CBCA.

Section 33-777 of the CBCA authorizes the Company to purchase and maintain insurance on behalf of the Company's directors and officers.  The Company maintains such directors and officers liability insurance.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1
Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.

4.1	Amended and Restated Certificate of Incorporation of the Company (1)
4.2	Amended and Restated Bylaws of the Company (2)
4.3	Form of Common Stock Certificate (3)
4.4	Form of Senior Debt Indenture (4)
4.5	Form of Subordinated Debt Indenture (4)
4.6	Form of Preferred Stock Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.7	Form of Warrant Agreement, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.8	Form of Warrant Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
5.1	Legal Opinion of Murtha Cullina LLP (4)
23.1	Consent of KPMG LLP (4)
23.2	Consent of Murtha Cullina LLP (included in the Legal Opinion filed as Exhibit 5.1 hereto) (4)
24	Power of Attorney (4)
25	Statement of eligibility of trustee on Form T-1 (5)
______________________

(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 4, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on February 28, 2008.
(3)	Incorporated by reference from our Corporation’s Registration Statement on Form 8-A for the Common Stock, filed with the SEC on January 27, 2006.
(4)	Previously filed.
(5)	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

ITEM 17. UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                       (ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut on July 31 , 2009.

KAMAN CORPORATION
By:	/s/ Neal J. Keating
Name:	Neal J. Keating
Title:	Chairman, President and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title:	Date:
/s/ N. J. Keating
Neal J. Keating	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 31 , 2009

/s/ W. C. Denninger
William C. Denninger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 31 , 2009

/s/ John J. Tedone
John J. Tedone	Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)	July 31 , 2009

/s/ N. J. Keating
Neal J. Keating, as		July 31 , 2009
Attorney-in-Fact for:

Brian E. Barents	Director
E. Reeves Callaway III	Director
Karen M. Garrison	Director
A. William Higgins	Director
Edwin A. Huston	Director
Eileen S. Kraus	Director
George E. Minnich	Director
Thomas W. Rabaut	Director
Richard J. Swift	Director

II-A

EXHIBIT INDEX

Exhibit Number	Description
1.1
Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.

4.1	Amended and Restated Certificate of Incorporation of the Company (1)
4.2	Amended and Restated Bylaws of the Company (2)
4.3	Form of Common Stock Certificate (3)
4.4	Form of Senior Debt Indenture (4)
4.5	Form of Subordinated Debt Indenture (4)
4.6	Form of Preferred Stock Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.7	Form of Warrant Agreement, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.8	Form of Warrant Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
5.1	Legal Opinion of Murtha Cullina LLP (4)
23.1	Consent of KPMG LLP (4)
23.2	Consent of Murtha Cullina LLP (included in the Legal Opinion filed as Exhibit 5.1 hereto) (4)
24	Power of Attorney (4)
25	Statement of eligibility of trustee on Form T-1 (5)

__________________

(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 4, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on February 28, 2008.
(3)	Incorporated by reference from our Corporation’s Registration Statement on Form 8-A for the Common Stock, filed with the SEC on January 27, 2006.
(4)	Previously filed
(5)	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

II-B